Exhibit 99.1

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933

Release No.

SECURITIES EXCHANGE ACT OF 1934

Release No.

ACCOUNTING AND AUDITING ENFORCEMENT

Release No.

ADMINISTRATIVE PROCEEDING

File No.

In the Matter of FIFTH THIRD BANCORP and DANIEL POSTON Respondents.	ORDER INSTITUTING PUBLIC ADMINISTRATIVE AND CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND SECTIONS 4C AND 21C OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 102(e) OF THE COMMISSION’S RULES OF PRACTICE, MAKING FINDINGS, AND IMPOSING REMEDIAL SANCTIONS AND CEASE-AND-DESIST ORDERS AND PENALTIES

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”) and Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against Fifth Third Bancorp (“Fifth Third”) and Daniel Poston (“Poston”) (collectively, “Respondents”) , and that public administrative proceedings be, and hereby are, instituted against Poston pursuant to Section 4C of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 102(e)(1)(iii) of the Commission’s Rules of Practice.

II.

In anticipation of the institution of these proceedings, Respondents have submitted Offers of Settlement (the “Offers”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over them and the subject matter of these proceedings, which are admitted, Respondents consent to the entry of this Order Instituting Public

Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the Commission’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and Cease-and-Desist Orders and Penalties (“Order”), as set forth below.

III.

On the basis of this Order and Respondents’ Offers, the Commission finds1 that:

SUMMARY

This proceeding results from Fifth Third’s failure to record substantial losses during the financial crisis by not properly accounting for a portion of its commercial real estate loan portfolio. In the third quarter of 2008, Fifth Third decided to sell large pools of non-performing commercial loans. When Fifth Third decided to sell the loans, Generally Accepted Accounting Principles (“GAAP”) required the company to reclassify them from “held for investment” to “held for sale,” and to carry them at fair value.2 Because the fair values of these loans were significantly below Fifth Third’s carrying values, classifying them as held for sale would have resulted in a $169 million impairment, and increased Fifth Third’s pretax loss in the third quarter of 2008 by 132 percent. Fifth Third’s Chief Financial Officer Daniel Poston was familiar with the company’s loan sale efforts and understood the relevant accounting rules. Nevertheless, he failed to direct that Fifth Third classify the loans as required, and made statements in a Fifth Third management representation letter to Fifth Third’s auditors that, in light of the company’s loan sale activities, were not true. Fifth Third’s and Poston’s accounting violations operated to deceive investors during a time of significant upheaval and financial distress for the company.

As the real estate market declined in 2007 and 2008, Fifth Third’s non-performing assets (“NPAs”) increased substantially. In the third quarter of 2008, it became clear that Fifth Third would no longer be able to rely on its collections and related “work-out” efforts to significantly reduce its NPAs. The only alternative the company meaningfully considered was selling some of its non-performing loans. In July 2008, Poston and the other members of Fifth Third’s Corporate Credit Committee authorized the head of Fifth Third’s commercial banking division (“the EVP”) to determine the likely sales prices for certain pools of non-performing loans. At the time, Fifth Third was carrying these loans at about 75 percent of unpaid balances (as a result of allowances for incurred credit losses and charge-offs taken against the unpaid principal balances). Loan brokers told Fifth Third that the loans would likely sell, on average, for 30 to 41 percent of unpaid balances.

[1]	The findings herein are made pursuant to Respondents’ Offers of Settlement and are not binding on any other person or entity in this or any other proceeding.
[2]	GAAP prescribes that loans held for sale must be reported at the lower of cost or fair value. Because the fair values of all the loans in this matter were below cost, references herein to such reclassification only refer to fair value. See SOP 01-6, Accounting by Certain Entities (Including Entities With Trade Receivables) That Lend to or Finance the Activities of Others.

With Fifth Third’s NPAs continuing to increase, the company’s senior management decided to pursue a large sale of non-performing commercial loans. In September 2008, Fifth Third executed engagement agreements with two loan brokers to market and sell loans with combined balances of $1.5 billion.3 Poston was aware that the company’s commercial banking division had engaged the loan brokers.

Despite all of the actions that Fifth Third had taken with respect to these loans – including signing engagement agreements with brokers to sell the loans – the company did not classify the loans as held for sale and record them accordingly in its Form 10-Q for the third quarter of 2008. Instead, Fifth Third continued to classify the loans as “held for investment,” which incorrectly suggested that the company had not made the decision to sell the loans. Poston certified the accuracy and completeness of Fifth Third’s Form 10-Q for the third quarter of 2008 despite his knowledge of the company’s loan sales activities and the relevant accounting rules.

In addition, Poston represented to the company’s auditors in Fifth Third’s November 7, 2008 management representation letter for the third quarter of 2008 that the company had no plans or intentions that may affect the classification of loans, and that the loans Fifth Third had classified as held for investment were those that the company had the intent and ability to hold until maturity or for the foreseeable future. In light of Fifth Third’s intent to sell the loans, these representations were not true. Fifth Third began receiving and accepting bids for loans that the brokers marketed about two weeks after Fifth Third’s management representation letter was submitted to the company’s auditor.

In December 2008, Fifth Third senior management consulted with the company’s board of directors about management’s decision to sell the non-performing commercial real estate loans discussed above, as well as additional loans that Fifth Third decided in December 2008 to sell. Fifth Third did not disclose the impairments resulting from the reclassification of all the loans until January 22, 2009. The reclassifications resulted in a cumulative $800 million loss. Fifth Third sold most of the loans at issue in December 2008 and in 2009.

RESPONDENTS

1. Fifth Third Bancorp, a diversified financial services company, is an Ohio corporation headquartered in Cincinnati, Ohio. With $121 billion in assets, Fifth Third is the twenty-second largest bank holding company in the United States. Fifth Third’s common stock is registered with the Commission pursuant to Exchange Act Section 12(b) and trades on NASDAQ.

[3]	After receiving bids, Fifth Third had the option not to sell any of the loans at issue. Fifth Third began receiving bids on those loans in November 2008.

2. Daniel Poston, 55, is a resident of Cincinnati, Ohio, and was Fifth Third’s CFO from 2009 to October 2013. Poston was previously Fifth Third’s interim CFO (May 2008 to November 2008), Controller (August 2007 to May 2008 and November 2008 to September 2009), and Director of Audit (October 2001 to August 2007). Before joining Fifth Third, Poston was a partner with a large public accounting firm. Poston was a licensed CPA in Ohio until he left public accounting in September 2001.

FACTS

Fifth Third Considers Loan Sales as NPAs Rise and then Takes Steps to Prepare for a Sale

3. From the third quarter of 2007 through the second quarter of 2008, Fifth Third considered selling pools of non-performing commercial real estate loans.4 Though it had generally held its commercial loans until maturity, Fifth Third considered selling certain of these loans to deal with a substantial increase in its NPAs.5 By selling these loans, Fifth Third would save the carrying costs of the loans, such as maintaining the properties and paying property taxes; mitigate the need for additional impairments if workout strategies failed or real estate values continued to decline; avoid the expenses and delays of foreclosure; and allow Fifth Third to report a stronger balance sheet. Fifth Third chose not to sell the loans during this period, however, because it deemed the prices it expected to receive from such sales too low.

4. In the third quarter of 2008, it became clear that Fifth Third’s efforts to work out the non-performing loans with the borrowers would not be sufficient to significantly reduce the company’s NPAs, and that the company needed to pursue a large loan sale. In July 2008, Poston and the other members of Fifth Third’s Corporate Credit Committee authorized the EVP to determine the likely sales prices for four pools of non-performing loans and review the results with the Committee. That day, the EVP instructed his staff to prepare for loan sales. The EVP’s direct report and the head of the commercial bank’s Special Assets Group (“SAG VP”), then told commercial bank employees, “[o]ur intention is to do a large sale using [loan] brokers ….” By the end of July 2008, Fifth Third had decided to use two loan brokers (“Broker A” and “Broker B”) to handle a potential sale of loans with combined balances of $700 million.

[4]	All of the loans discussed in this matter involved commercial properties in Michigan and Florida. During the relevant period, the value of the collateral securing these loans, which were primarily homebuilder-related properties, was declining at a significant rate.
[5]	Fifth Third’s NPAs were loans on which the ultimate collectability of the full amount of principal and interest was uncertain or that had been renegotiated to provide for a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower. At year-end 2006, Fifth Third had $271 million in commercial NPAs. By year-end 2007, commercial NPAs had more than doubled to $672 million.

Fifth Third’s Interim Controller Informs Poston of Potential

Accounting Consequences from Fifth Third’s Loan Sale Activities

5. In July and August 2008, Broker A and Broker B both discussed with Fifth Third the potential accounting consequences of the company obtaining “indicative pricing” – i.e. the brokers’ expert opinions of what the sales prices were likely to be for the loans. Broker A told the SAG VP that one of Fifth Third’s competitors had told Broker A that an audit firm had required the competitor to re-classify loans from held for investment to held for sale when it had obtained indicative pricing from a loan broker, and, consistent with the GAAP requirement to report the loans at fair value, to mark the loans down to the indicative prices it had received from the loan broker, regardless of whether the company sold the loans. After learning of this development, an employee in Fifth Third’s risk group sought advice from Fifth Third’s interim Controller, noting “[a]s we continue to work on potential commercial loan sales … we want to be sure that if we go out to get indicative prices from brokers that we do not need to mark those loans to market based on those bids.”

6. Broker B asked the SAG VP whether Fifth Third “even wanted [indicative] pricing” on the loans it was considering selling. Broker B told the SAG VP that their “early indications are very low” and that Fifth Third’s “peers have not wanted this info, because of the accounting rulings.” Broker B also asked the SAG VP whether Fifth Third “had the budget set forth for such a large potential [charge-off].”6 The risk group employee forwarded an email from the SAG VP summarizing this discussion to the interim Controller, and again asked for “confirmation from Accounting before we have the vendor send the pricing information that we will not be forced to take a mark on the loans based on indicative pricing quotes.”

7. In the same email chain, the risk group employee expressed his understanding to the interim Controller that Fifth Third should not have to classify these loans as held for sale because the company had not decided to sell them, and would be using the indicative pricing to help it decide whether to proceed with a sale.

8. On August 4, the interim Controller recommended to his colleagues that they “hold off on receiving any specific pricing information since it may imply an intent to sell, [and] thereby require us to classify them as [held for sale] and take a mark to adjust the loans to those prices. . .” (emphasis in original). The interim Controller then forwarded the emails to Poston, who was serving as Fifth Third’s Chief Financial Officer on an interim basis, and explained that he had “provided verbal/tentative guidance to [the risk group employee] that the receipt of bids on specific loans or pools of loans may be viewed as being inconsistent with the positive intent to hold a loan to maturity and therefore might call into serious question the classification of such loans to the extent they remained [classified as held for investment].”7

[6]	The reference to potential charge-off refers to the impairment that Fifth Third would need to recognize to record the loans at fair value upon the reclassification of the loans from held for investment to held for sale.
[7]	The interim Controller also indicated that he and his team would research the issue and report back. The interim Controller and his team consulted, among other things, Fifth Third’s draft policy regarding loan classification, which mirrors the Interagency Guidance on Certain Loans Held for Sale (2001) and a 2007 speech by an SEC accounting fellow on loan classification, which conveys the SEC staff’s belief that the classification of loans as held for investment or held for sale is dependent on management intent, and that management should make a positive assertion regarding its ability and intent to hold or sell loans and classify them accordingly. The interim Controller, who believed that the company continued to have the intent to hold the loans until maturity or for the foreseeable future, concluded that a receipt of indicative bids was not, by itself, a bright light indicator that an issuer had decided to sell loans.

9. Fifth Third subsequently obtained indicative pricing only orally from the two loan brokers. On August 5, Broker A prepared two pricing analyses for Fifth Third: one containing Broker A’s most current pricing analysis and a second “that we can send to Fifth Third[]. Pricing information has been removed. . . .” The following day, one of Broker A’s principals informed his colleagues that he had given Fifth Third pricing orally, by broad categories. On August 5, Broker B sent the SAG VP a list of loans that Broker B recommended for sale that included the unpaid customer balances for each loan, but no pricing information. In an August 7 email, the SAG VP stated he received “verbal numbers” from Broker B.

10. Poston, who had previously served as Fifth Third’s Controller and would return to that role in November 2008, understood the relevant accounting rules.

Fifth Third Retains Loan Brokers to Sell Loans

11. During the August 15 meeting of the Fifth Third Enterprise Committee (which was comprised of Fifth Third’s Chief Executive Officer and his direct reports, including Poston and the EVP, but not the interim Controller), the EVP’s team presented an analysis of the potential loan sales estimating that, based on the brokers’ indicative pricing, selling the $700 million of loans they had identified would result in Fifth Third recording a $272 million impairment. The Enterprise Committee decided to delay a decision on whether to proceed with the contemplated loan sales until the following week’s meeting.

12. As it saw its commercial NPAs continuing to increase, Fifth Third began considering an even larger loan sale. Bank executives considered two options: proceeding with the $700 million loan sale they had been contemplating or pursuing a $2 billion loan sale, which would include the $700 million in loans they had already been discussing with the brokers.

13. During the August 22 Enterprise Committee meeting that Poston and other senior executives attended, Fifth Third decided to pursue a larger sale than the company had been discussing with the loan brokers. After identifying additional loans to include in a larger sale, Fifth Third entered into engagement agreements with Broker A and Broker B in September 2008, which evidenced that the company had formed the intent to sell the loans. The agreements provided that the brokers would help Fifth Third market and sell loans totaling about $1.5 billion. Poston was aware that the company’s commercial banking division had engaged the loan brokers.8

[8]	In October 2008, Fifth Third received additional pricing information from the brokers and authorized them to begin marketing the loans and soliciting bids from potential buyers.

Fifth Third Fails to Reclassify Loans as Required

14. Though Fifth Third had entered into engagement agreements with the brokers to facilitate a sale, which evidenced that the company had formed the intent to sell the loans, the company did not reclassify the loans from held for investment to held for sale prior to the filing of its Form 10-Q for the quarter ended September 30, 2008.

15. During its earnings call in October 2008 and in the Form 10-Q that it filed in November 2008 – which occurred during a time of significant economic upheaval and financial distress for Fifth Third – Fifth Third reported a pretax loss of $128 million for the third quarter of 2008. Had Fifth Third reclassified the loans that were the subject of the engagement agreements as required by GAAP, it would have reported a pretax loss of $297 million.9 As Fifth Third’s Chief Financial Officer, Poston signed the company’s Form 10-Q for the quarter ended September 30, 2008 and certified the accuracy and completeness of its contents.

Poston Makes Representations to Fifth Third’s Auditors

that, in Light of the Company’s Loan Sale Activities, were Not True

16. Though he was familiar with Fifth Third’s loan sale activities and understood that another audit firm may have required a competitor to reclassify loans based on having received indicative pricing, neither Poston, nor anyone else at Fifth Third, sought advice from the company’s outside auditor, Deloitte & Touche, regarding the appropriate classification of the loans at issue.

17. On November 7, Poston signed Fifth Third’s management representation letter to Deloitte, which states, “[t]he Bancorp has no plans or intentions that may affect the carrying value or classification of assets and liabilities” and “[t]he Bancorp has properly classified loans on the condensed consolidated balance sheets as held for sale or held for investment, based on the Bancorp’s intent with respect to those loans.” In light of Fifth Third’s intent to sell the loans, these representations were not true.

18. Fifth Third began receiving and accepting bids for loans that the brokers marketed about two weeks after Fifth Third’s management representation letter was submitted to Deloitte. Fifth Third’s senior management consulted with the company’s board of directors in December

[9]	The impairment from the reclassification was $169 million. This was less than the $272 million expected impairment as of August 15 because Fifth Third increased its partial charge-offs and reserves for the loans at issue between then and September 30.

2008 about its decision to sell the loans discussed above along with additional loans that Fifth Third decided in December 2008 to sell. Fifth Third did not disclose the impairment resulting from the reclassification of all the loans until January 22, 2009, when it released its earnings for the fourth quarter of 2008. Fifth Third sold most of the loans at issue in December 2008 and in 2009.

VIOLATIONS

19. Securities Act Section 17(a)(2) prohibits any person from obtaining money or property in the offer or sale of securities by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

20. Securities Act Section 17(a)(3) prohibits any person from engaging in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser in the offer or sale of securities.

21. Exchange Act Section 13(a) and Rule 13a-13 thereunder require that every issuer of a security registered pursuant to Exchange Act Section 12 file with the Commission, among other things, quarterly reports as the Commission may require, and, pursuant to Rule 13a-14, mandate, among other things, that an issuer’s principal financial officer certify each periodic report.

22. Exchange Act Section 13(b)(2)(A) requires reporting companies to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets.

23. Exchange Act Section 13(b)(2)(B) requires all reporting companies to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP.

24. Exchange Act Rule 13b2-1 prohibits any person from directly or indirectly falsifying or causing to be falsified any book, record or account subject to Exchange Act Section 13(b)(2)(A).

25. Exchange Act Rule 13b2-2 prohibits, among other things, officers of issuers from directly or indirectly making or causing to be made a materially false or misleading statement, or omitting to state any material fact necessary in order to make statements made, in light of the circumstances under which such statements were made, not misleading to an accountant in connection with any quarterly review or the preparation or filing of any document or report required to be filed with the Commission.

26. As a result of the conduct described above, Fifth Third violated Securities Act Sections 17(a)(2) and 17(a)(3), and Exchange Act Sections 13(a) and Rule 13a-13 because its financial statements failed to record its commercial real estate loans appropriately under GAAP.

27. As a result of the conduct described above, Fifth Third violated Exchange Act Sections 13(b)(2)(A) and 13(b)(2)(B) because it failed to make and keep appropriate books and records and devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that it valued its commercial real estate loans in accordance with GAAP.

28. As a result of the conduct described above, Poston willfully violated Securities Act Section 17(a)(3) and Exchange Act Rules 13a-14, 13b2-1, and 13b2-2 and caused and willfully aided and abetted Fifth Third’s violations of Securities Act Sections 17(a)(2) and 17(a)(3) and Exchange Act Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) and Rule 13a-13 because he failed to ensure that Fifth Third appropriately recorded its commercial real estate loans; certified that Fifth Third’s financial statements were prepared in accordance with GAAP; and made representations in a Fifth Third management representation letter to Fifth Third’s auditors regarding the company’s classification of commercial loans that, in light of Fifth Third’s intent to sell loans, were not true.10

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent Fifth Third Bancorp’s and Respondent Daniel Poston’s Offers.

Accordingly, it is hereby ORDERED, effective immediately, that:

A. Fifth Third Bancorp shall cease and desist from committing or causing any violations and any future violations of Securities Act Sections 17(a)(2) and 17(a)(3) and Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) and Rule 13a-13 thereunder.

B. Daniel Poston shall cease and desist from committing or causing any violations and any future violations of Securities Act Sections 17(a)(2) and 17(a)(3) and Exchange Act Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) and Rules 13a-13, 13a-14, 13b2-1, and 13b2-2 thereunder.

C. Daniel Poston is denied the privilege of appearing or practicing before the Commission as an accountant.

[10]	This use of the word “willful” does not reflect a finding that Poston acted with the intention to violate the law or knowledge that he was doing so. As used in the governing provisions of law, “willfully” means only that the actor “intentionally committed the act which constitutes the violation.” Tager v. SEC, 344 F.2d 5, 8 (2d Cir. 1965); see also Wonsover v. SEC, 205 F.3d 408, 414 (D.C. Cir. 2000). “There is no requirement that the actor also be aware that he is violating one of the Rules or Acts … .” Tager, 344 F.2d at 8.

D. After one year from the date of this order, Respondent Poston may request that the Commission consider his reinstatement by submitting an application (attention: Office of the Chief Accountant) to resume appearing or practicing before the Commission as:

1. a preparer or reviewer, or a person responsible for the preparation or review, of any public company’s financial statements that are filed with the Commission. Such an application must satisfy the Commission that Respondent Poston’s work in his practice before the Commission will be reviewed either by the independent audit committee of the public company for which he works or in some other acceptable manner, as long as he practices before the Commission in this capacity; and/or

2. an independent accountant. Such an application must satisfy the Commission that:

(a) Respondent Poston, or the public accounting firm with which he is associated, is registered with the Public Company Accounting Oversight Board (“Board”) in accordance with the Sarbanes-Oxley Act of 2002, and such registration continues to be effective;

(b) Respondent Poston, or the registered public accounting firm with which he is associated, has been inspected by the Board and that inspection did not identify any criticisms of or potential defects in the respondent’s or the firm’s quality control system that would indicate that the respondent will not receive appropriate supervision;

(c) Respondent Poston has resolved all disciplinary issues with the Board, and has complied with all terms and conditions of any sanctions imposed by the Board (other than reinstatement by the Commission); and

(d) Respondent Poston acknowledges his responsibility, as long as Respondent Poston appears or practices before the Commission as an independent accountant, to comply with all requirements of the Commission and the Board, including, but not limited to, all requirements relating to registration, inspections, concurring partner reviews and quality control standards.

E. The Commission will consider an application by Respondent Poston to resume appearing or practicing before the Commission provided that his state CPA license is current and he has resolved all other disciplinary issues with the applicable state boards of accountancy. However, if state licensure is dependent on reinstatement by the Commission, the Commission will consider an application on its other merits. The Commission’s review may include consideration of, in addition to the matters referenced above, any other matters relating to Respondent Poston’s character, integrity, professional conduct, or qualifications to appear or practice before the Commission.

F. Respondent Fifth Third shall, within 14 days of the entry of this Order, pay a civil money penalty in the amount of $6,500,000 to the United States Treasury. If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. §3717. Payment must be made in one of the following ways:

(1) Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2) Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3) Respondent may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center

Accounts Receivable Branch

HQ Bldg., Room 181, AMZ-341

6500 South MacArthur Boulevard

Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Fifth Third as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Stephen L. Cohen, Esq., Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549.

G. Respondent Daniel Poston shall, within 14 days of the entry of this Order, pay a civil money penalty in the amount of $100,000 to the United States Treasury. If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. §3717. Payment must be made in one of the following ways:

(1) Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2) Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3) Respondent may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center

Accounts Receivable Branch

HQ Bldg., Room 181, AMZ-341

6500 South MacArthur Boulevard

Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Poston as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Stephen L. Cohen, Esq., Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549.

H. Pursuant to Section 308(a) of the Sarbanes-Oxley Act of 2002, as amended, the Commission may order that any civil money penalty paid by Fifth Third and Poston be used to create a Fair Fund for the benefit of injured investors. If the Commission does not create a Fair Fund, the Commission will order the transfer of any civil money penalty paid by Respondents to the United States Treasury in accordance with Section 21F(g) of the Securities Exchange Act of 1934 for the Investor Protection Fund. Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Respondents agree that in any Related Investor Action, they shall not argue that they are entitled to, nor shall they benefit by, offset or reduction of any award of compensatory damages by the amount of any part of Respondents’ payments of civil penalties in this action (“Penalty Offsets”). If the court in any Related Investor Action grants such Penalty Offsets, Respondents agree that they shall, within 30 days after entry of a final order granting Penalty Offsets, notify the Commission’s counsel in this action and pay the amounts of Penalty Offsets to the United States Treasury or as the Commission directs. Such payments shall not be deemed additional civil penalties and shall not be deemed to change the amounts of the civil penalties imposed in this proceeding. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against either Fifth Third or Poston by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

By the Commission.

Elizabeth M. Murphy

Secretary